Exhibit 5.1

[Letterhead of Weil, Gotshal & Manges LLP]

July 7, 2005

Lecuadia National Corporation

315 Park Avenue South

New York, New York 10010

Ladies and Gentlemen:

We have acted as counsel to Leucadia National Corporation, a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-4, Registration No. 333-125806 (as amended through the date hereof, the “Registration Statement”), with respect to the registration of up to 333,550 common shares, par value $1.00 per share, of the Company (the “Common Shares”), to be issued in connection with the merger of Marigold Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into MK Resources Company, a Delaware corporation.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Shares have been duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Shares have been issued upon the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law).

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP